EXHIBIT 99.1

Public Relations:                           Investor Relations Contact:
RJ Bardsley                                 Cormac Glynn
Racepoint Group                             CEOCast
781-487-4616                                212-732-4300
rbardsley@racepointgroup.com                cglynn@ceocast.com

FOR IMMEDIATE RELEASE

           ADVANCE NANOTECH REGISTRATION STATEMENT DECLARED EFFECTIVE

NEW YORK, NY - NOVEMBER 03, 2005 -- Advance Nanotech, Inc. (OTCBB: AVNA), announced today that its registration statement on Form SB-2 with respect to 19,431,182 shares previously issued to investors, and 6,874,192 shares underlying warrants previously issued to the investors and placement agents was declared effective at 3:00 p.m. today by the SEC.

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction.


                                      # # #

This document contains forward-looking statements by Advance Nanotech regarding its expectations as to its business, and involves risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.

Factors that may cause such a difference include, but are not limited to, problems and risks associated with developments in the nanotechnology industry in general and in Advance Nanotech's products under development in particular; the potential failure of Advance Nanotech's products under development to prove safe and effective in application; uncertainties inherent in the early stage of Advance Nanotech's products under development; failure to successfully implement or complete research programmes; failure to receive marketing clearance from regulatory agencies for our products under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Advance Nanotech's business, structure or projections; the development of competing products; uncertainties related to Advance Nanotech 's dependence on third parties and partners; and those risks described Advance Nanotech 's filings with the SEC. Advance Nanotech disclaims any obligation to update these forward-looking statements.

Further information about these and other relevant risks and uncertainties may be found in the Advance Nanotech's findings with the Securities and Exchange Commission, all of which are available from the Commission as well as other sources.